EXHIBIT 21

                             Subsidiaries of the Registrant
                             ------------------------------
Parent
------

Cascade Financial Corporation

                                          Percentage        Jurisdiction or
Subsidiaries (a)                         of Ownership    State of Incorporation
----------------                         -----------     ----------------------
Cascade Bank                                 100%              Washington
Cascade Capital Trust I                      100%              Delaware
Cascade Investment Services, Inc. (b)        100%              Washington


(a) The operation of the Corporation's wholly owned subsidiaries are included in the Corporation's Financial Statements contained in the Annual Report attached hereto as Exhibit 15.

(b)   Wholly-owned subsidiary of Cascade Bank.